DLH REPORTS FIRST QUARTER FISCAL YEAR 2014 RESULTS

•	Revenues grew 11.4% over prior year first quarter

•	Gross profit grew 18.1% over prior year first quarter

•	Adjusted EBITDA increased tenfold over prior year first quarter

•	Working capital deficit narrowed by $1.7 million during quarter

•	Management to conduct conference call/webcast today, February 6, 2014, at 11:00 a.m. EST

Atlanta, Georgia – February 6, 2014 – DLH Holdings Corp. (NASDAQ: DLHC), a technical services provider to the Federal government in health, logistics, and contingency response announced today financial results for its first quarter ended December 31, 2013.

Table 1 - Financial Highlights

	For the Three Months Ended
	December 31,
($ in thousands, except per share amounts)	2013	2012
Revenues	$14,477	$12,994
Gross profit	$2,112	$1,788
Gross profit %	14.6%	13.8%
Income (loss) from operations	$66	$(94)
Net income (loss)	$133	$(128)
Income (loss) per share - basic and diluted	$0.01	$(0.01)
Other Data
Adjusted EBITDA (1)	$309	$29

Management Discussion

Commenting on the Company’s results, President and Chief Executive Officer of DLH, Zach Parker stated: “Our first quarter fiscal year 2014 sustains our recent trend of delivering increased revenue and gross profit, while continuing to apply strong controls to general and administrative expenses. We believe that our results validate our strategy for navigating a challenging budgetary environment. We are committed to continuing our efforts to enhance shareholder value through measured growth and quality financial results.

Parker continued:  “Additionally, we are very pleased with the significant improvement to working capital achieved during the quarter. Our improvement to working capital was accomplished by increased support from our lender and our insurance broker and carrier, which allowed us to obtain a refund of cash collateral. Further, the favorable retirement of convertible debt and exercise of warrants by our largest shareholder contributed strongly to our working capital improvement. We believe that these events are affirmation of our improving financial position.”

Kathryn JohnBull, DLH CFO, added: “Our first quarter results continue to yield the benefits of our commitment to cost control. Though total G&A expenses increased compared to our prior year first quarter, those increases were largely associated with non-cash stock option expense and with increased spending on business development, which we prioritize as crucial in positioning us for growth through new contract wins.”

JohnBull continued: “During the quarter, we substantially narrowed our working capital deficit by $1.7 million, from ($2) million at September 30, 2013 to ($0.3) million. Key events that delivered this progress include: 1) a refund of $1.03 million cash collateral securing contract performance, based on our issuance of a letter of credit under an amendment to our existing credit facility, 2) a capital contribution of $323 thousand from our largest shareholder related to the retirement of convertible debt and the exercise of related warrants and, of course, 3) adjusted EBITDA for the quarter of $309 thousand, as an indicator of cash results of operations. We believe that our business model should deliver a working capital surplus and we are committed to achieving that objective in the near-term.

While cash flow was used in operations for the quarter, this was driven by growth in accounts receivable compared to September 30, 2013 which occurred based on the timing of client payments. For the quarter ended in September, key client payments were collected more quickly than expected under the provisions of the contracts. For the current quarter, those payments returned to more standard contractual payment terms, causing growth in receivables for the quarter. For both periods, collections were well within contract terms. Aside from the receivables related to potential contractual billing adjustments which were $9.3 million for both periods, the DSO related to receivables was 24 for the three months ended December 31, 2013 as compared to 17 for the three months ended September 30, 2013. We believe that our business model should result in positive cash flow from operations overall, allowing for use of cash during periods of revenue growth.

Results for Three Months Ended December 31, 2013

Revenues for the three months ended December 31, 2013 and 2012 were $14.5 million and $13.0 million, respectively, which represents an increase of $1.5 million or 11.4% despite extended government delays in major awards. The increase in revenue is due primarily to new business awarded in 2013 and expansion on current programs.

Gross profit for the three months ended December 31, 2013 and 2012 was $2.1 million and $1.8 million, respectively, which represents an increase of $0.3 million or 18.1%. As a percentage of revenue, gross profit was 14.6% and 13.8%, for the three months ended December 31, 2013 and 2012, respectively. The gross profit rate benefited from new business awarded in 2013 and improved contract performance and cost management.

G&A expenses for the three months ended December 31, 2013 and 2012 were $2.0 million and $1.8 million, respectively, an increase of $0.2 million or 9.2%.  Non-cash stock option expense was a significant contributor to the increase in G&A expenses, as those costs were $0.2 million and $0.1 million for the three months ended December 31, 2013 and 2012, respectively. As a percent of revenue, G&A expenses were 14.0% and 14.2%, for the three months ended December 31, 2013 and 2012, respectively.

Income from operations for the three months ended December 31, 2013 was approximately $66 thousand as compared to loss from operations for the three months ended December 31, 2012 of approximately $(94) thousand.  The improvement in income from operations results from improved gross profit described above.

Other income (expense), net was $67 thousand for the three months ended December 31, 2013 as compared to $(34) thousand for the three months ended December 31, 2012. The improvement is due principally to a gain recognized on the maturity of the derivative financial instruments associated with our convertible debentures.

Net income for the three months ended December 31, 2013 was $133 thousand, or $0.01 per basic and diluted share, as compared to net loss of $(128) thousand or $(0.01) per basic and diluted share for the three months ended December 31, 2012. This improvement is due principally to increased gross profit as described in the preceding paragraphs.

Earnings (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the three months ended December 31, 2013 was $309 thousand as compared to $29 thousand for the three months ended December 31, 2012, due principally to increased gross profit as described above.

Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net income (loss)

(1)  We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net income (loss) plus (i) interest and other expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses — equity grants. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net loss from continuing operations is as follows:

	For the Three Months Ended
	December 31,
($ in thousands)	2013	2012
Net income (loss)	$133	$(128)
(i) Interest and other (income) expenses, net	(67)	34
(ii) Provision for taxes	—	—
(iii) Depreciation and amortization	26	33
(iv) G&A expenses — equity grants	217	90
EBITDA adjusted for other non-cash charges	$309	$29

Conference Call and Webcast Details

Interested parties may participate in the conference call by dialing into the conference call line at 1-800-798-2864; international callers dial 1-617-614-6206 (passcode 64710112) approximately five to ten minutes prior to the call. The conference call will also be available on replay starting at 3:00 PM ET on February 6, 2014 and ending on February 13, 2014. For the replay, please dial 1-888-286-8010 (passcode 24597659) or 1-617-801-6888 for international callers.

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a technical services provider to the Federal government in health, logistics, and contingency response. Headquartered in Atlanta, GA the company was named as a Top 100 Public Company by Georgia Trend, and is a member of the National Defense Industrial Association.  DLH has over 1,200 employees working in 25 states throughout the country.  For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; and the effect of other events and important factors disclosed previously and from time-to-time in our filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2013. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	For the Three Months Ended
	December 31,
	2013	2012

REVENUES	$14,477	$12,994
DIRECT EXPENSES	12,365	11,206
GROSS PROFIT	2,112	1,788

GENERAL AND ADMINISTRATIVE EXPENSES	2,020	1,849
DEPRECIATION AND AMORTIZATION	26	33

Income (loss) from operations	66	(94)

OTHER INCOME (EXPENSE)
Interest expense, net	(22)	(46)
Amortization of financing costs	(10)	(52)
Change in value of financial instruments	99	61
Other income (expense), net	—	3
	67	(34)

Income (loss) before income taxes	133	(128)

INCOME TAX EXPENSE	—	—

NET INCOME (LOSS)	$133	$(128)

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Net income (loss) per share	$0.01	$(0.01)
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	9,494	9,286
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	9,549	9,286

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	(unaudited)
	December 31,	September 30,
	2013	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,566	$3,408
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, including unbilled receivables of $9.7 and $9.5 million, at December 31, 2013 and at September 30, 2013	13,201	11,943
Prepaid workers’ compensation	199	358
Other current assets	462	241
Total current assets	16,428	15,950

EQUIPMENT AND IMPROVEMENTS
Furniture and equipment	139	139
Computer equipment	126	126
Computer software	423	417
Leasehold improvements	24	24
	712	706
Less accumulated depreciation and amortization	(577)	(550)
Equipment and improvements, net	135	156

GOODWILL	8,595	8,595

OTHER ASSETS
Deposit for workers compensation insurance	—	1,030
Other assets	27	27
Total other assets	27	1,057

TOTAL ASSETS	$25,185	$25,758

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	(unaudited)
	December 31,	September 30,
	2013	2013
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank loan payable	$940	$951
Current portion of capital lease obligations	9	22
Convertible debenture, net	—	340
Derivative financial instruments, at fair value	—	160
Accrued payroll (including $8.7 million related to unbilled receivables)	10,900	11,138
Accounts payable	1,505	370
Accrued expenses and other current liabilities	3,377	4,973
Total current liabilities	16,731	17,954

LONG TERM LIABILITIES
Other long term liability	18	20
Total long term liabilities	18	20

Total liabilities	16,749	17,974

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,610 at December 31, 2013 and 9,320 at September 30, 2013, outstanding 9,603 at December 31, 2013 and 9,318 at September 30, 2013	9	9
Additional paid-in capital	75,926	75,400
Accumulated deficit	(67,468)	(67,601)
Treasury stock, 7 shares at cost at December 31, 2013 and 2 shares at cost at September 30, 2013	(31)	(24)
Total shareholders’ equity	8,436	7,784

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,185	$25,758

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer
Kathryn M. JohnBull, Chief Financial Officer
DLH
1776 Peachtree Street, NW
Atlanta, GA 30309
866-952-1647
Email: investorrelations@dlhcorp.com
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